FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, effective as of September 30, 2017 (this “Amendment”), is among AROTECH CORPORATION (collectively, the “Borrower”), the other Loan Parties party to the Credit Agreement described below and JPMORGAN CHASE BANK, N.A. (the “Lender”).
RECITAL
The Borrower, the other Loan Parties and the Lender are parties to a Credit Agreement dated as of March 11, 2016, as amended by a certain First Amendment to Credit Agreement dated as of, as further amended by a certain Second Amendment to Credit Agreement dated as of June 25, 2016, as further amended by a certain Third Amendment to Credit Agreement dated as of June 1, 2017, and as further amended by a certain Fourth Amendment to Credit Agreement dated as of June 20, 2017 (as may be further amended or modified from time to time, the “Credit Agreement”), and desire to amend the Credit Agreement on the terms and conditions of this Amendment.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:
ARTICLE IAMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:
1.1    The following definition is added to Section 1.01 of the Credit Agreement:
“Unrestricted Cash” means, at any date, the sum of (a) 100% of the unrestricted cash owned by the Borrower and its Domestic Subsidiaries in which the Lender has a first priority, perfected security interest pursuant to the Collateral Documents, and (b) 100% of the unrestricted cash in the Borrower’s Foreign Subsidiaries that is not subject to any Liens (other than in favor of the Lender and any customary liens of depositary banks) or restrictions on repatriation to the U.S. Without limiting the other exclusions in this definition, “Unrestricted Cash” shall not include any cash held by the Company or any of its Subsidiaries in escrow, trust or other fiduciary capacity for or on behalf of any Person or subject to any other restriction.
1.2    The following definition is amended and restated in Section 1.01 of the Credit Agreement:
“Leverage Ratio” means, on any date, the ratio of (a) the aggregate principal amount of all Indebtedness determined for the Borrower and its Subsidiaries on a consolidated basis at such date; provided, however, that solely with respect to the calculation of the Leverage Ratio for the fiscal quarter ending September 30, 2017 under Section 6.12(a) (and not for purposes of calculating the Leverage Ratio in the definition of “Applicable Rate”), the Leverage Ratio shall be calculated by subtracting Unrestricted Cash from Indebtedness; to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.
ARTICLE II    REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:
2.1    The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its articles of incorporation or organization (as applicable), by-laws or operating agreement (as applicable), or any undertaking to which it is a party or by which it is bound.
2.2    The Amendment is the valid and binding obligation of each Loan Party, enforceable against such Borrower in accordance with its terms.
2.3    After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.
ARTICLE III    CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of the date hereof when each of the following is satisfied:
3.1    Each Loan Party and the Lender shall have executed this Amendment.
ARTICLE IV    MISCELLANEOUS.
4.1    References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Without limiting the foregoing, each of the Loan Parties acknowledges and agrees that all references to Secured Obligations in any of the Collateral Documents shall be deemed references to Secured Obligations as such term is amended hereby and as further amended or modified from time to time in accordance with the Loan Documents.
4.2    Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.
4.3    This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

AROTECH CORPORATION

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: VP Finance & CFO

FAAC INCORPORATED

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: Treasurer

ELECTRIC FUEL BATTERY CORP.

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: Treasurer

UEC ELECTRONICS, LLC

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By: /s/ Michelle L. Montague

Name: Michelle L. Montague

Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT